RESTRICTED STOCK AWARD AGREEMENT
                        --------------------------------

         THIS AGREEMENT is made as of the 29th day of October, 2004 (the "Grant Date"), by and between Tasty Baking Company ("Company") and [NAME] ("Grantee").

         WHEREAS, Grantee is a valued employee of the Company and/or one of its subsidiaries (collectively referred to as the "Employer"); and

         WHEREAS, the Company's Board of Directors adopted the Tasty Baking Company 2003 Long Term Incentive Plan ("Plan") on March 27, 2003, and the Plan was approved by shareholders of the Company on May 2, 2003; and

         WHEREAS, as additional compensation for Grantee's past and future services to the Employer, and to induce the Grantee to continue his or her efforts to enhance the value of the Company for shareholders, generally, and pursuant to the actions of the Company's Board of Directors and the Board's Compensation Committee on the Grant Date, the Company wishes to transfer shares of Common Stock of the Company to Grantee pursuant to the terms of the Plan, subject to the conditions set forth herein.

         NOW, THEREFORE, the Company and Grantee hereby agree as follows:

         1. Subject to the satisfaction of the vesting requirements set forth in Paragraph 3 below, the Company shall transfer to Grantee [SHARES] ([#]) shares of the Company's common stock, par value $.50 per share ("Award Shares"), net of that number of Award Shares used to satisfy withholding taxes pursuant to Paragraph 5 below, at which time Grantee shall become the beneficial owner of the Award Shares so transferred.

         2. The Grantee shall receive a cash payment from the Company equal to the amount of any cash dividend paid with respect to each share of the Company's common stock the record date of which is on or after the Grant Date ("Dividend Equivalent"), multiplied by the number of Award Shares that are outstanding as of such record date. For this purpose, an Award Share shall be considered "outstanding" as of a record date to the extent that it neither has been forfeited pursuant to Paragraph 3(b) below, on or before that record date, nor transferred to the Grantee or used to satisfy withholding taxes pursuant to Paragraph 5, below on or before that record date. Any amount payable pursuant to this Paragraph shall be subject to all applicable withholding taxes.

         3. (a) Grantee shall vest in and be entitled to one-fifth of the Award Shares on each of the first through fifth anniversaries of the Grant Date, provided that Grantee remains in the continuous employment of the Employer as of such date. In addition, in the event that the closing price of the Company's common stock, as reported on the New York Stock Exchange, is at least fourteen dollars ($14.00) per share on each of ten (10) consecutive New York Stock Exchange trading days, the Award Shares shall vest as of the later of (i) the close of such 10th day, or (ii) the third anniversary of the Grant Date, except to the extent that any portion of the Award Shares had become vested prior to such later date, and provided the Grantee remains in the continuous employment of the Employer as of such later date.

                  (b) If the Grantee's employment with the Employer is terminated for any reason (including death) before he or she has become vested in all Award Shares, the Grantee shall forfeit his entitlement to receive any Award Shares with respect to which he had not yet acquired a vested interest, whether or not the Grantee is reemployed by the Employer.

         4. Award Shares shall be transferred to the Grantee as soon as practicable following the date they become vested pursuant to Paragraph 3 above, but in all events such transfer shall occur on or before March 15th of the calendar year following the calendar year in which vesting occurs. Notwithstanding the preceding sentence, transfers of Award Shares that have become vested on an accelerated basis by reason of the Company's common stock achieving a closing price of at least fourteen dollars ($14.00) per share on each of 10 consecutive New York Stock Exchange trading days shall be deferred to the extent necessary to comply with Section 409A(2) and (3) of the Internal Revenue Code of 1986, as amended, as determined by the Committee.

         5. Unless the Grantee and the Company make other arrangements satisfactory to the Company with respect to the payment of withholding taxes, the number of vested Award Shares to be transferred to the Grantee shall be reduced by that number of Award Shares having a value, as of the date they are transferred to the Grantee, equal to the minimum amount of Federal, state and local taxes required to be withheld with respect to such Award Shares.

         6. As a further condition to the receipt of the Award Shares, Grantee shall provide the Company with such certifications and other documents as may be required, in the opinion of its legal counsel, to comply with applicable securities laws in connection with the issuance of the Award Shares.

         7. Nothing in this Agreement shall confer upon Grantee any right to continue in the employ of the Employer or any affiliate thereof, or shall interfere with or restrict in any way the rights of such person to terminate Grantee's employment at any time, subject to the terms of any employment agreement by and between the Employer and Grantee.

         8. This Award Agreement is subject to the terms of the Plan, and the Grantee hereby acknowledges receipt of a copy of the Plan. All capitalized terms not defined herein shall have the definition set forth in the Plan.

         9. This Agreement shall be governed by the substantive law of the Commonwealth of Pennsylvania, without giving effect to the choice of law principles thereof.

         The parties hereby have entered into this Agreement with intent to be legally bound hereby, as of the first date set forth above.


ATTEST:                                    TASTY BAKING COMPANY



___________________________________        By:________________________________
                                               [NAME]


Witness:                                       GRANTEE



-----------------------------------         -----------------------------------
                                               [NAME]



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